Exhibit 99.1

Certification of Principal Executive Officer
Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)

I, Selim A. Bassoul, President and Chief Executive Officer (principal executive officer) of The Middleby Corporation (the “Registrant”), certify, to the best of my knowledge, based upon a review of the Annual Report on Form 10-K, as amended by Amendment No. 1, for the period ended December 29, 2001 of the Registrant (the “Report”), that:

(1)      The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)     The information contained in the Report fairly represents, in all material aspects, the financial condition and results of operations of the Registrant.

/s/ Selim A. Bassoul

Selim A. Bassoul March 28, 2003